UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2023

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2023, the Board of Directors (the “Board”) of Astrotech Corporation (the “Company”) approved and adopted amendments (the “Amendments”) to the Bylaws of the Company (as amended, the “Amended and Restated Bylaws”), effective immediately.

The Amendments address the new universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), by, among other things, providing that: (i) a stockholder who submits a director nomination notice must also make a representation as to whether such stockholder intends to solicit proxies in support of its proposed nominee in accordance with Rule 14a-19 and (ii) if the stockholder provides notice pursuant to Rule 14a-19 with respect to a proposed nominee and subsequently fails to update its notice or comply with requirements of Rule 14a-19, the Company will disregard the nomination of the proposed nominee. Relatedly, the Amendments amended Section 2.10 “Advance Notice of Proposals at Stockholders’ Meetings” to, among other things, (i) update certain procedural requirements related to director nominations by stockholders; (ii) extend the informational requirements to certain related persons of stockholders and beneficial owners, if any, providing notice of nominations or proposals of other business; (iii) require additional background information and disclosures regarding stockholders proposing director nominations and other business and other persons related to a stockholder’s solicitation of proxies; (iv) require that a stockholder update and supplement certain information required by such section to be included in the stockholder’s notice as of the record date for the applicable meeting and a date prior to the applicable meeting; and (v) require that a stockholder soliciting proxies use a proxy color card other than white (with white proxy cards reserved for exclusive use by the Board).

The Amendments also clarify Section 2.11 “Submission of Information by Director Nominees” to provide that the Company may require any proposed nominee to deliver to the Company information which may reasonably be requested by the Company, including, without limitation, information which may be helpful in determining the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Amendments also include revisions to (i) align with recent amendments to the General Corporation Law of the State of Delaware, including updating the procedural mechanics with respect to adjournment provisions and the availability of the list of stockholders entitled to vote at a meeting of stockholders and (ii) clarify the powers of the Board and the chairman of a stockholders’ meeting to prescribe rules, regulations and procedures for the conduct of a stockholders’ meeting.

In addition, the Amendments include clarifications and updates to certain governance provisions reflecting evolutions in practice and incorporate certain administrative and clarifying changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Astrotech Corporation, effective July 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

Date: August 1, 2023	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer, Chief Technical Officer and Chairman of the Board